Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Delta Petroleum Corporation
We consent to the incorporation by reference in the registration statements (Nos. 333-127653, 333-125417, 333-120924, 333-117694, 333-116111, 333-113766, 333-111883, 333-109792, 333-107147, 033-91452, 333-59898, 333-91930, 333-84642, 333-47414, and 333-33380) on Form S-3 and (Nos. 333-103585, 333-73324 and 333-108866) on Form S-8; and (No. 333-127390) on Form S-4 of Delta Petroleum Corporation of our reports dated September 15, 2005, with respect to the consolidated balance sheets of Delta Petroleum Corporation and subsidiaries as of June 30, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows, for the years ended June 30, 2005, 2004 and 2003, and management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2005, and the effectiveness of internal control over financial reporting as of June 30, 2005, which reports appear in the June 30, 2005, annual report on Form 10-K of Delta Petroleum Corporation.
Our report refers to the adoption of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, as of July 1, 2002.
/s/ KPMG
Denver, Colorado
September 19, 2005